Exhibit 99.1

News Release

Contact:	Investors and Analysts: Karin Demler, CCA at (615) 263-3005
Financial Media: Dave Gutierrez, Dresner Corporate Services at (312) 780-7204

CCA ANNOUNCES 2014 SECOND QUARTER FINANCIAL RESULTS

RAISES FULL-YEAR EPS GUIDANCE

NASHVILLE, Tenn. – August 6, 2014 – CCA (NYSE: CXW) (the “Company” or “Corrections Corporation of America”), America’s largest owner of partnership correctional and detention facilities, announced today its financial results for the second quarter of 2014.

Second Quarter 2014 Financial Highlights

•	Diluted EPS of $0.48

•	Adjusted Diluted EPS of $0.49

•	Normalized FFO Per Diluted Share of $0.68

•	AFFO Per Diluted Share of $0.68

Net income generated in the second quarter of 2014 totaled $55.7 million, or $0.48 per diluted share, compared to $20.4 million, or $0.19 per diluted share generated in the second quarter of 2013. Net income after adjusting for special items, increased to $58.0 million, or $0.49 per diluted share during the second quarter of 2014, compared to $57.1 million, or $0.52 per diluted share during the second quarter of 2013. Special items include non-cash impairment charges in both quarters, and debt refinancing and REIT conversion costs in the prior year quarter.

Second quarter 2014 per share amounts, as compared to the second quarter 2013 per share amounts, were negatively impacted by the issuance of 13.9 million shares of common stock in connection with the payment of a special dividend on May 20, 2013. Pro forma Adjusted Diluted EPS, calculated as if the shares were issued at the beginning of 2013, was $0.49 in the second quarter of 2013. Normalized FFO per diluted share was $0.68 in the second quarter of 2014 compared with Pro forma Normalized FFO per share of $0.66 in the second quarter of 2013.

Second quarter 2013 financial results were affected by an income tax benefit of approximately $5.0 million resulting from tax planning strategies implemented during the second quarter of 2013, which was offset by the Company’s decision to provide a Special Incentive Bonus totaling approximately $5.0 million to non-management level staff in lieu of merit increases in 2013.

10 Burton Hills Blvd., Nashville, Tennessee 37215

Second Quarter 2014 Financial Results

CCA President and Chief Executive Officer, Damon Hininger, stated, “We are pleased with our second quarter financial results, with adjusted diluted earnings per share coming in $0.02 higher than the high end of the guidance we provided in May.”

Hininger continued, “During the second quarter we were also pleased to have announced that the state of Tennessee and Trousdale County executed an intergovernmental service agreement, the final step in allowing us to move forward on construction of our new Trousdale facility which we expect to be completed late in 2015.”

Operating Results

Total revenue for the second quarter of 2014 totaled $410.7 million compared to $425.0 million in the second quarter of 2013. The decline in revenue was primarily attributable to contract losses that resulted in a reduction of revenue of $23.2 million, while the impact on facility net operating income (NOI) for these contract losses was a decline of only $0.3 million from the second quarter of 2013 to the second quarter of 2014. In addition, revenue declined due to a reduction in populations from the United States Marshals Service primarily at our California City facility. These reductions in revenue were partially offset by an increase in revenue resulting from the new lease of our California City facility effective December 1, 2013, our acquisition on July 31, 2013 of Correctional Alternatives Inc., increases in populations from the states of Oklahoma, Tennessee and New Mexico under existing contracts, and an increase in population from the state of Arizona pursuant to a new management contract at our Red Rock facility that commenced January 1, 2014.

In total, NOI increased $2.1 million, from $121.0 million in the second quarter of 2013 to $123.1 million in the second quarter of 2014, despite a reduction in facility NOI of $4.9 million resulting from the transition of our Red Rock facility to a new management contract effective January 1, 2014, and despite expenses associated with the transition of the management contract at the Idaho Correctional Center to the state of Idaho effective July 1, 2014. These reductions were offset by an improvement in NOI for increases in inmate populations and at our California City facility. NOI for the second quarter of 2013 was also negatively impacted by the aforementioned Special Incentive Bonus.

Adjusted net income, NOI, FFO, Normalized FFO and AFFO, and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Guidance

The Company expects Adjusted Diluted EPS for the third quarter to be in the range of $0.46 to $0.48 and Adjusted Diluted EPS for fourth quarter to be in the range of $0.47 to $0.51, resulting in an increase in full year 2014 Adjusted Diluted EPS in the range of $1.87 to $1.93 from the previous range of $1.84 to $1.92. The Company also increased guidance for FFO per diluted share for the full-year 2014 to be in the range of $2.59 to $2.65, from $2.56 to $2.64, while full-year 2014 AFFO per diluted share is in the range of $2.53 to $2.58 from $2.49 to $2.58.

Second Quarter 2014 Financial Results

During 2014, we expect to invest approximately $150.0 million to $165.0 million in capital expenditures, consisting of $100.0 million to $110.0 million in on-going prison construction and expenditures related to potential land acquisitions, $25.0 million in maintenance capital expenditures on real estate assets, and $25.0 million to $30.0 million on capital expenditures on other assets and information technology.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the second quarter of 2014. We do not undertake any obligation, and disclaim any duty to update any of the information disclosed in this report. Interested parties may access this information through our website at www.cca.com under “Financial Information” of the Investors section.

The Second Quarter Investor Presentation will be available on our website beginning on or about August 30, 2014. Interested parties may access this information through our website at www.cca.com under “Webcasts” of the Investors section.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on August 7, 2014, to discuss our second quarter 2014 financial results and future outlook. To listen to this discussion, please access “Webcasts” on the Investors page at www.cca.com. The conference call will be archived on our website following the completion of the call. In addition, a telephonic replay will be available at 2:00 p.m. eastern time on August 7, 2014 through 2:00 p.m. eastern time on August 15, 2014, by dialing (888) 203-1112 or (719) 457-0820, pass code 3358950.

About CCA

CCA, a publicly traded real estate investment trust (REIT), is the nation’s largest owner of partnership correction and detention facilities and one of the largest prison operators in the United States, behind only the federal government and three states. We currently own or control 52 correction and detention facilities and manage 12 additional facilities owned by our government partners, with a total design capacity of approximately 84,500 beds in 19 states and the District of Columbia. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential, community re-entry and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, our facilities offer a variety of rehabilitation and educational programs, including basic education, faith-based services, life skills and employment training and substance abuse treatment.

Second Quarter 2014 Financial Results

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy, and overall utilization; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional facility management contracts, including, but not limited to, sufficient governmental appropriations, contract compliance and as a result of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison facilities and the commencement of new management contracts; (v) changes in government policy and in legislation and regulation of the corrections and detention industry that affect our business, including but not limited to, California’s continued utilization of out of state private correctional capacity; (vi) our ability to meet and maintain REIT qualification status; and (vii) increases in costs to construct or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CCA takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.

Second Quarter 2014 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	June 30,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$46,615	$77,909
Accounts receivable, net of allowance of $968 and $1,265, respectively	246,894	244,957
Current deferred tax assets	6,351	9,241
Prepaid expenses and other current assets	29,007	20,612
Current assets of discontinued operations	—	15

Total current assets	328,867	352,734
Property and equipment, net	2,538,996	2,546,613
Restricted cash	2,607	5,589
Investment in direct financing lease	4,382	5,473
Goodwill	16,110	16,110
Non-current deferred tax assets	5,875	3,078
Other assets	76,657	77,828

Total assets	$2,973,494	$3,007,425

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$237,438	$252,277
Income taxes payable	676	1,243
Current liabilities of discontinued operations	370	886

Total current liabilities	238,484	254,406
Long-term debt	1,195,000	1,205,000
Other liabilities	40,380	45,512

Total liabilities	1,473,864	1,504,918

Commitments and contingencies
Preferred stock — $0.01 par value; 50,000 shares authorized; none issued and outstanding at June 30, 2014 and December 31, 2013, respectively	—	—
Common stock — $0.01 par value; 300,000 shares authorized; 116,413 and 115,923 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	1,164	1,159
Additional paid-in capital	1,734,404	1,725,363
Accumulated deficit	(235,938)	(224,015)

Total stockholders’ equity	$1,499,630	$1,502,507

Total liabilities and stockholders’ equity	$2,973,494	$3,007,425

Second Quarter 2014 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
REVENUE:
Owned and controlled properties	$348,557	$348,889	$687,726	$690,663
Managed only and other	62,137	76,116	127,190	151,065

Total revenue	410,694	425,005	814,916	841,728

EXPENSES:
Operating:
Owned and controlled properties	229,635	234,903	454,854	464,347
Managed only and other	57,975	69,098	120,136	137,876

Total operating expenses	287,610	304,001	574,990	602,223
General and administrative	26,559	25,360	51,951	56,592
Depreciation and amortization	28,752	27,675	57,136	55,052
Asset impairments	2,238	—	2,238	—

	345,159	357,036	686,315	713,867

OPERATING INCOME	65,535	67,969	128,601	127,861

OTHER (INCOME) EXPENSE:
Interest expense, net	8,364	11,912	18,712	24,478
Expenses associated with debt refinancing transactions	—	36,303	—	36,528
Other (income) expense	(613)	(37)	(1,000)	64

	7,751	48,178	17,712	61,070

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	57,784	19,791	110,889	66,791
Income tax (expense) benefit	(2,052)	3,377	(3,419)	137,824

INCOME FROM CONTINUING OPERATIONS	55,732	23,168	107,470	204,615
Loss from discontinued operations, net of taxes	—	(2,739)	—	(3,094)

NET INCOME	$55,732	$20,429	$107,470	$201,521

BASIC EARNINGS PER SHARE:
Income from continuing operations	$0.48	$0.22	$0.93	$1.97
Loss from discontinued operations, net of taxes	—	(0.03)	—	(0.03)

Net income	$0.48	$0.19	$0.93	$1.94

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$0.48	$0.21	$0.92	$1.94
Loss from discontinued operations, net of taxes	—	(0.02)	—	(0.03)

Net income	$0.48	$0.19	$0.92	$1.91

REGULAR DIVIDENDS DECLARED PER SHARE	$0.51	$0.48	$1.02	$1.01

SPECIAL DIVIDENDS DECLARED PER SHARE	$—	$6.66	$—	$6.66

Second Quarter 2014 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Net income	$55,732	$20,429	$107,470	$201,521
Special items:
Expenses associated with debt refinancing transactions, net of tax	—	33,092	—	33,299
Expenses associated with REIT conversion, net of tax	—	1,641	—	9,118
Asset impairments, net of tax	2,235	1,911	2,235	1,911
Income tax benefit for reversal of deferred taxes due to REIT conversion	—	—	—	(137,686)

Diluted adjusted net income	$57,967	$57,073	$109,705	$108,163

Weighted average common shares outstanding – basic	116,114	107,400	115,944	103,755
Effect of dilutive securities:
Stock options	835	1,284	899	1,420
Restricted stock-based compensation	247	307	236	258

Weighted average shares and assumed conversions - diluted	117,196	108,991	117,079	105,433

Adjusted Diluted Earnings Per Share	$0.49	$0.52	$0.94	$1.03

Pro forma Adjusted Diluted Earnings Per Share(1)	$0.49	$0.49	$0.94	$0.93

(1)	The Pro forma Adjusted Diluted EPS for the three and six months ended June 30, 2013 reflects the issuance of 13.9 million shares in connection with the payment of a special dividend in May 2013 as if those shares were issued at the beginning of the period presented. See Page 9 for a reconciliation of reported diluted weighted average shares outstanding to pro forma diluted weighted average shares outstanding.

Second Quarter 2014 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Net income	$55,732	$20,429	$107,470	$201,521
Depreciation of real estate assets	21,431	19,957	42,508	39,562
Depreciation of real estate assets for discontinued operations	—	157	—	299
Impairment of real estate assets, net of tax	2,235	—	2,235	—

Funds From Operations	$79,398	$40,543	$152,213	$241,382
Expenses associated with debt refinancing transactions, net of tax	—	33,092	—	33,299
Expenses associated with REIT conversion, net of tax	—	1,641	—	9,118
Goodwill and other impairments, net of tax	—	1,911	—	1,911
Income tax benefit for reversal of deferred taxes due to REIT conversion	—	—	—	(137,686)

Normalized Funds From Operations	$79,398	$77,187	$152,213	$148,024
Maintenance capital expenditures on real estate assets	(4,221)	(4,396)	(12,949)	(8,530)
Stock-based compensation	3,631	3,193	6,924	6,398
Amortization of debt costs and other non-cash interest	777	919	1,548	1,966
Other non-cash revenue and expenses	(16)	—	(32)	—

Adjusted Funds From Operations	$79,569	$76,903	$147,704	$147,858

Normalized Funds From Operations Per Diluted Share	$0.68	$0.71	$1.30	$1.40

Adjusted Funds From Operations Per Diluted Share	$0.68	$0.71	$1.26	$1.40

Pro forma Normalized FFO Per Diluted Share(1)	$0.68	$0.66	$1.30	$1.28

Pro forma AFFO Per Diluted Share(1)	$0.68	$0.66	$1.26	$1.27

(1)	The Pro forma Adjusted Diluted Normalized FFO and AFFO for the three and six months ended June 30, 2013 reflects the issuance of 13.9 million shares in connection with the payment of a special dividend in May 2013 as if those shares were issued at the beginning of the period presented. See Page 9 for a reconciliation of reported diluted weighted average shares outstanding to pro forma diluted weighted average shares outstanding.

Second Quarter 2014 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

RECONCILIATION OF REPORTED DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING TO PRO FORMA DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Weighted average shares outstanding and assumed conversions – diluted	117,196	108,991	117,079	105,433
Non-GAAP Adjustment:
Shares issued in Special Dividend (1)	—	13,876	—	13,876
Weighted average impact	—	(6,404)	—	(3,220)

Pro forma diluted shares outstanding	117,196	116,463	117,079	116,089

(1)	Reflects the issuance of shares in connection with the Special Dividend in May 2013 as if those shares were issued at the beginning of the period presented. See Note B hereafter.

CALCULATION OF ADJUSTED FUNDS FROM OPERATIONS PER SHARE GUIDANCE

	For the Quarter Ending September 30, 2014		For the Year Ending December 31, 2014
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$54,000	$56,000	$218,765	$225,765
Asset impairments, net of tax	—	—	2,235	2,235

Adjusted net income	$54,000	$56,000	$221,000	$228,000
Depreciation on real estate assets	21,000	21,000	85,000	85,000

Funds From Operations	$75,000	$77,000	$306,000	$313,000
Other non-cash expenses	4,200	4,300	17,000	17,000
Maintenance capital expenditures on real estate assets	(7,000)	(7,000)	(25,000)	(25,000)

Adjusted Funds From Operations	$72,200	$74,300	$298,000	$305,000

Funds From Operations Per Diluted Share	$0.64	$0.65	$2.59	$2.65

Adjusted Funds From Operations Per Diluted Share	$0.61	$0.63	$2.53	$2.58

Second Quarter 2014 Financial Results

NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

Note A: Adjusted Net Income, EBITDA, Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO), and their corresponding per share metrics are non-GAAP financial measures. FFO and AFFO are widely accepted non-GAAP supplemental measures of REIT performance following the standards established by the National Association of Real Estate Investment Trusts (NAREIT). CCA believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. CCA believes that it is useful to provide investors, lenders and security analysts’ disclosures of its results of operations on the same basis that is used by management.

NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, FFO and AFFO are useful as supplemental measures of performance of the Company’s corrections facilities because they don’t take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s correctional facilities, management believes that assessing performance of the Company’s correctional facilities without the impact of depreciation or amortization is useful. CCA may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CCA calculates AFFO by adding to Normalized FFO non-cash expenses such as the amortization of deferred financing costs and stock-based compensation, and by subtracting from Normalized FFO recurring real estate expenditures that are capitalized and then amortized, but which are necessary to maintain a REIT’s properties and its revenue stream. Some of these capital expenditures contain a discretionary element with respect to when they are incurred, while others may be more urgent. Therefore, these capital expenditures may fluctuate from quarter to quarter, depending on the nature of the expenditures required, seasonal factors such as weather, and budgetary conditions. CCA calculates Adjusted Net Income by adding or deducting from GAAP Net Income amounts associated with the Company’s debt refinancing, REIT conversion, mergers and acquisitions activity and certain impairments that the Company believes are unusual or nonrecurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, FFO, Normalized FFO, and AFFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, FFO, Normalized FFO, and AFFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

Note B: On May 20, 2013, CCA paid a special dividend in connection with its conversion to a REIT. The shareholders were allowed to elect to receive their payment of the special dividend either in all cash, all shares of CCA common stock, or a combination of cash and CCA common stock, except that CCA placed a limit on the aggregate amount of cash payable to the shareholders. Under ASC 505, “Equity” and ASU 2010-01, “Accounting for Distributions to Shareholders with Components of Stock and Cash, a consensus of the FASB Emerging Issues Task Force”, a distribution that allows shareholders to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in per share results prospectively. As such, the stock portion of the special dividend is presented prospectively in basic and diluted per share results and was not presented retroactively for all periods presented as it would, for example, with a stock split or a stock dividend. As a result CCA believes investors would benefit from seeing the operating performance for the comparable periods accounting for the effect of the special dividend in both periods. Therefore, for comparison purposes, CCA has presented per share results on a pro forma basis as if the shares issued in the special dividend were issued as of the beginning of the periods presented.

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